
HARROW®
Your patients. Our purpose.

Corporate Presentation | May 2023

Safe Harbor

This presentation contains express "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Harrow Health, Inc. (the "Company" or "Harrow"). Some of these risks and uncertainties include, but are not limited to: the continued impact of the COVID-19 pandemic and any future health epidemics on Harrow's financial condition, liquidity and results of operations; the Company's ability to gain market approval (i.e., FDA) of its drug candidates; the Company's ability to make commercially available its FDA-approved products and compounded formulations and technologies in a timely manner or at all; market acceptance of the Company's products and challenges related to the marketing of the Company's products; risks related to Harrow's pharmacy operations; the Company's ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of the Company's products; its ability to obtain intellectual property protection for its assets; its ability to accurately estimate its expenses and cash burn and raise additional funds when necessary; its ability to generate profits from sales of its products; risks related to research and development activities; its estimates of the current and potential market for its technologies and products; unexpected data, safety and technical issues; regulatory and market developments impacting pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Such documents may be read free of charge on the SEC's web site at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Harrow expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. The Company's compounded formulations are not FDA approved. All trademarks, service marks and trade names included in this presentation are the property of their respective owners. This presentation refers to non-GAAP financial measures, specifically adjusted EBITDA, Core Results, such as core gross margin, core net income and core diluted net income per share, and equity values of equity positions in non-controlled investments. A reconciliation and/or further description of any non-GAAP measures with the most directly comparable GAAP measures are included in the Company's Letters to Stockholders, available on its website, and as an appendix to this presentation.



Harrow (Nasdaq: HROW)

- Ophthalmic pharmaceutical company serving 10,000+ U.S. customers (doctors, hospitals, and ASCs) in the surgical, acute, and chronic care U.S. eyecare markets with branded pharmaceutical products (BPPs) and cGMP compounded pharmaceutical products (CPPs).
- Operating infrastructure and cost structure to support recent product launches and acquisitions.
- Harrow expects 2023 net revenues of $135-$143 million and adjusted EBITDA of $44-$50 million, with both net revenues and adjusted EBITDA ramping up during 2024 and beyond.



Key Value Drivers:

- Market-leading ImprimisRx CPP brand continues to grow and deliver profits and cash flow.
    - Recent agreement with one of the nation's largest vision care networks (~36,000 providers covering nine million members) for atropine and Klarity-C CPP formulations.
- Fab Five acquisition, which closed in Q1 2023, is expected to produce significant and new BPP revenues.
- FDA-approved IHEEZO™ successfully launched at ASCRS in May 2023.
- Recent launch of Fortisite™ and atropine.com™.
- Following the December 2022 release of robust results and topline data from Melt's Phase 2 efficacy and safety study of MELT-300, Melt scheduled a meeting with the FDA for May 16 to discuss the Phase 3 pathway for MELT-300. Because of Harrow's conservative approach to positioning itself in the Melt capital structure, Harrow should be able to capitalize on the value of Melt Pharmaceuticals regardless of the outcome of this meeting.
- Harrow owns 46% of equity, $13.5M senior debt, and royalties on MELT-300.

HARROW

Harrow's **Eyecare Pharmaceuticals** Platform

Highly-trusted, fully integrated pharmaceutical and pharmacy platform consisting of national sales and customer service teams, large-scale automated cGMP drug compounding facilities, and an efficient, scalable, and tech-enabled national distribution platform for prescription products, including a 50-state mail-order pharmacy.

~40 SKUs serve large and growing surgical, acute, and chronic care U.S. eyecare markets:

5.5 Million	8+ Million	16+ Million	3+ Million
annual ocular surgeries[1]	intravitreal injections[2]	dry eye disease patients[3]	glaucoma patients[4]

- Product lines supported by 60+ patents and peer-reviewed literature.
- Partners with eyecare professionals to innovate new products and meet unmet market needs.
- Service 4,000+ monthly accounts of over 10,000 prescribers and institutions.
- Integrated leading-edge IT platform facilitates easy engagement with Harrow ecosystem.
- Net Promoter Score ranked consistently in 80s and 90s in recent years.

(1) According to a 2019 report by *Market Scope*, a third-party provider of market data.
(2) According to a September 2021 report by *Market Scope*.
(3) Farrand KF, Fridman M, Stillman IO, Schaumberg DA. Prevalence of Diagnosed Dry Eye Disease in the United States Among Adults Aged 18 Years and Older. Am J Ophthalmol 2017;182:90-8.
(4) According to Glaucoma Research Foundation: https://www.glaucoma.org/about/fast-facts-glaucoma-research-foundation.php.

HARROW

IHEEZO™ Launched at ASCRS in May 2023

IHEEZO™
(chloroprocaine HCl ophthalmic gel) 3%

Sterile, single-patient-use, physician-administered, ophthalmic gel preparation for ocular surface anesthesia, approved by FDA in September 2022.

- First approved use in the U.S. ophthalmic market of chloroprocaine hydrochloride.
- First branded ocular anesthetic approved for the U.S. ophthalmic market in nearly 14 years.

Safety and efficacy of IHEEZO were demonstrated in three human clinical studies.

Study 3, the first time a U.S. drug candidate was studied in a surgical model for FDA approval in the ocular surface anesthesia category, demonstrated that:

~1-1.5 Min.

IHEEZO worked rapidly (about 1 to 1.5 minutes).

~22 Min.

IHEEZO provided sufficient anesthesia to successfully perform the surgical procedure (on average lasting 22 minutes).

No patient dosed with IHEEZO required a supplemental treatment to complete the surgical procedure.

- IHEEZO has a permanent J-Code (J2403) and transitional pass-through reimbursement status.
- Estimated >12 million annual U.S. procedures, all of which typically utilize some form of ocular surface anesthesia.

HARROW

CPP Product Launches in 2023



- Fortisite is a patent-pending, refrigeration-stable, compounded high-concentration ophthalmic formulation of Tobramycin 1.5% + Vancomycin 5%.
- Availability of Fortisite marks the first time eyecare professionals have been able to stock a fortified compounded antibiotic formulation for the immediate treatment of patients in need.



- Harrow has developed a patent-pending series of compounded atropine formulations available through Harrow's atropine.com brand, to help patients affordably manage chronic eye conditions using atropine.
- Harrow's atropine formulations are stable at a biologically comfortable pH, uniquely do not contain preservatives or boric acid, and are available in three concentrations (0.01%, 0.025%, and 0.05%).

HARROW



Fab Five Products and Strategy

Landmark **Branded** Product Acquisition

With the January 2023 closing of the Fab Five transaction, Harrow began receiving net profits from all five products, pending the transfer of their New Drug Application (NDA).

- NDAs were transferred for ILEVRO®, NEVANAC® and MAXIDEX® in late April 2023; and
- NDA transfers expected on VIGAMOX® and TRIESENCE® by year-end 2023 or early 2024.

Upon transfer of each NDA, Harrow begins marketing and sales detailing for that product and receives all revenues.

Seller will continue to supply products for up to 3 years.

We believe the Fab Five products have revenue and margin durability and clinical longevity:

- **ILEVRO**, patent protected into 2032, with broad insurance coverage, was a market-leading NSAID eye drop.
- **TRIESENCE**, patent protection into 2029, is the only on-label and reimbursed (J3330) product indicated for visualization during vitrectomy.
- **VIGAMOX** is a highly trusted topical antibiotic brand name among eyecare professionals.

Fab Five Transaction (**1**) accelerates Harrow's vision of becoming a leading U.S. ophthalmic pharmaceutical company, (**2**) supplements and complements the ImprimisRx CPP business, and (**3**) leverages shared resources and commercial infrastructure to generate economies of scale and expand and grow the overall business.

Fab Five Revitalization Strategy

According to IQVIA, within the last five years, aggregate annual gross sales of the Fab Five Products exceeded $200M.

- There is ongoing, strong clinical and market need for the Fab Five Products, with demographic changes expected to further increase target patient populations.

As a result of several factors, including the abandonment of marketing and sales detailing, sales figures of the Fab Five products have declined.

To reverse recent revenue declines and build momentum towards the recovery of the economic potential of these assets, we plan to:

- Actively manage the supply chain, ensuring adequate supply (>9 months safety stock) of the products. This can be achieved by actively watching inventory levels and managing forecasts.
- Leverage our existing operating infrastructure to support commercial readiness for the Fab Five Products (e.g., market access team to support optimal payer coverage and reimbursement, marketing, regulatory, etc.).

Our sales approach will be two-pronged:

- actively market the products digitally and in-person through our sales force and at tradeshows;
- offer the Fab Five products as options to existing cash-pay customers that want to have a branded or insurance-reimbursable option.

We anticipate completing a technology transfer of the products to a new CDMO within 36 months, and any new supplier would be able to provide adequate supplies to meet our forecasted needs.

HARROW

Fab Five Complementary Market Opportunity

Used in ophthalmic markets where Harrow already has a foothold, including **4.5 million cataract surgeries** and **250K-400K vitrectomies[1]** annually.

In 2022, our market-leading compounding business, ImprimisRx, sold and **dispensed nearly 3M sterile ophthalmic units, including nearly 1M units of combination compounded eye drops.**

ImprimisRx **compounded offerings are cost-effective;** however, they are cash pay-only, and typically ineligible for insurance reimbursement and are excluded from many outpatient hospitals and ambulatory sites with a high volume of ophthalmic procedures.

The Fab Five Products gives our sales team a new call point – *prescribers and institutions that will only purchase FDA-approved products* – **expanding our customer base with a one-stop solution for all customers' needs.**

The Fab Five Products *are* **eligible for insurance reimbursement** and currently have favorable formulary placement with major insurance entities.

We don't foresee a reduction in market demand for the Fab Five Products or new competitive threats, particularly in the NSAID market, where we **intend to develop a strong position with the nepafenac molecule** (ILEVRO and NEVANAC).

(1) According to a September 2021 report by *Market Scope*, a third-party provider of market data.

HARROW

Harrow U.S. Ophthalmic Portfolio

Compounded	Branded	Strategic Brands
Proprietary compounded product lines, not FDA approved; **Cash pay, custom Rx needed**	FDA-approved products with **no generic competitors** and **broad insurance formulary coverage**	FDA-approved products with generic competitors; **Enhances offering to customers and payers**
GO DROP LESS	IHEEZO (chloroprocaine HCl ophthalmic gel) 3%	VIGAMOX
LESS DROPS	ILEVRO (nepafenac ophthalmic suspension) 0.3%	Maxitrol®
SIMPLE DROPS	Triesence (triamcinolone acetonide injectable suspension)	Maxidex®
TOTALTEARS	Nevanac® (nepafenac ophthalmic suspension) 0.1%	Moxeza (moxifloxacin HCl ophthalmic solution) 0.5% as base
atropine.com powered by imprimis Rx America's #1 Ophthalmic Pharmacy	IOPIDINE®	

Assumes Harrow acquires the U.S. commercial rights to TRIESENCE pursuant to a contract executed with the current Triesence NDA holder.



Equity Holdings and Royalty Pipeline

Potential "Hidden" **Value**

Surface Ophthalmics, Melt Pharmaceuticals, and Eton Pharmaceuticals (Nasdaq: ETON), founded as Harrow subsidiaries, were carved-out after hiring management and closing external financings.

Harrow owns:

- 2 million shares of Eton and equity in Surface and Melt (20% and 46%, respectively);
- $13.5M in a senior secured note and a ROFR on commercialization rights of Melt's products; and
- Royalty rights on Surface's SURF-100, 200, 201 and Melt's MELT-300 drug candidates.

	Pre-Clinical	Phase 1	Phase 2	Phase 3	NDA Filed
SURF-201 Prevention of post-cataract surgery inflammation	Best reported data for post-cataract surgical steroid				
SURF-200 Treatment of acute dry eye disease	Phase 2 data expected in 1H 2023				
SURF-100 Treatment of chronic dry eye disease	Exceptional superiority data recently reported versus market-leading chronic dry eye disease incumbents				
MELT-300 Procedural sedation	Exceptional superiority data recently reported versus market-leading chronic dry eye disease incumbents				

HARROW

Harrow **Revenues** and **Core Gross Margin**



(Revenues and Assets in Thousands)
$1,660
$9,716
$19,942
$26,774
$41,372
$51,165
$48,871
$72,476
$88,595
$22,120
$26,103
34%
46%
51%
50%
60%
67%
70%
75%
73%
73%
76%
2014
2015
2016
2017
2018
2019
2020
2021
2022
1Q22
1Q23
Consolidated Revenues
Core Gross Margin(1)

(1) Core gross margin is a non-GAAP measure that excludes from gross profit all amortization and impairment charges of intangible assets associated with acquired NDAs.

HARROW

Summary of Harrow (NASDAQ: HROW)

Transformative acquisition expected to be **immediately accretive** to most 2023 financial metrics.

Poised to achieve our vision of becoming a **leading top-tier U.S. eyecare pharmaceutical company.**

2023 expectations: **Growing revenues, stable core gross margins** and **OpEx/revenue ratio.**

Core gross margin profile expected to increase post IHEEZO launch from the 70s to the 80s.

Balance sheet bolstered by **large equity positions** and **royalties** connected to Surface and Melt.

Management is **aligned with shareholders** with market-based vesting stock grants.

Positioned to be a high-growth and profitable
U.S.-focused public eyecare company.

HARROW

HARROW®

Your patients. **Our purpose.**



102 Woodmont Blvd., Suite 610
Nashville, Tennessee 37205
www.Harrow.com

Jamie Webb
Director of Communications
and Investor Relations
jwebb@harrowinc.com
Direct: 615-733-4737